EXHIBIT 10.11

SECURITY AGREEMENT

                THIS AGREEMENT is entered into as of this 9th day of August, 2001, by and between THERMOFLOW CORPORATION, a Nevada corporation (“THERMOFLOW”), 4000 Arcata Way, North Las Vegas, Nevada 89030, and BART C. WARNER REVOCABLE TRUST (“BCW”), whose address is 2240 South 5370 West, West Valley City, Utah  84120.

RECITALS:

                WHEREAS, the parties hereto have entered into that certain Promissory Note (the “Note”), to which this Agreement is attached as Exhibit “B” pursuant to which THERMOFLOW is jointly and severally obligated to pay to BCW principal of $1,200,000.00 and interest thereon (the “Note”); and

                WHEREAS, as security for the Note, THERMOFLOW has agreed to grant BCW a security interest in all of its assets;

                NOW THEREFORE, in consideration of their mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1.             Grant of Security Interest.

                                To secure payment to BCW by THERMOFLOW of all or a portion of the Note, THERMOFLOW hereby assigns and grants to BCW a security interest in the “Collateral” defined in Section 2 below.  Upon payment of the Note in full, BCW agrees that the security interest shall be released and covenants that he will execute such documents as may be reasonably necessary to release the security interest after the repayment of the Note.

                2.             The Collateral; Filing of Financing Statement.

                                The Collateral shall include the assets described in the Financing Statement on Form UCC-1 (the “Financing Statement”), a copy of which is attached to this Agreement as Exhibit “1” and incorporated herein by this reference, and any and all proceeds of the Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when any part of the Collateral is sold or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to the Collateral.  THERMOFLOW hereby consents to the filing of the Financing Statement in the State of Nevada without the signature of THERMOFLOW.

                3.             Covenants of THERMOFLOW.

                                THERMOFLOW hereby agrees, until the Note has been fully paid:

                                                (a)           To execute and deliver from time to time any endorsements, assignments and other writings reasonably deemed necessary or appropriate by BCW to perfect, maintain and protect his security interest in the Collateral, including the the Financing Statement; and

                                                (b)           Not to sell, encumber or otherwise dispose of or transfer any Collateral, except in the ordinary course of business, or to BCW and in accordance with the terms of the Agreement.

                4.             Rights Upon Default.

                                If THERMOFLOW shall default in the performance of any of its duties under the Note or this Agreement, BCW may exercise any and all rights with respect to the Collateral which it may have as a secured creditor under applicable provisions of the Nevada Uniform Commercial Code or any other applicable law.  BCW’s rights hereunder shall not be exclusive, and BCW reserves the right to seek repayment of the Note against THERMOFLOW without regard to the terms of this Agreement.  THERMOFLOW agrees that BCW shall have full recourse against him in the event of a default on the Note and that BCW’s rights under this Agreement are in addition to any other rights he may have to seek repayment from THERMOFLOW.

                5.             Rights to Accept Thermoflow Shares as Payment of the Note.

                                Simultaneous with the execution of this Agreement, BCW has entered into a Pledge Agreement with LIQUITEK ENTERPRISES, INC. (“LEI”), pursuant to which LEI has delivered all of the outstanding shares of common stock of THERMOFLOW (the “Thermoflow Shares”) to Bruce H. Haglund, Esq. (the “Pledge Holder”), counsel to LEI and THERMOFLOW, as additional security for the Note.  If THERMOFLOW and/or LEI are delinquent in paying the Note, BCW shall have the right at any time prior to the maturity of the Note to notify LEI and the Pledge Holder that it is taking possession of the Thermoflow Shares in satisfaction of all or a portion of the Note.  Upon such notice, BCW shall send the Note to the Pledge Holder, and have a new certificate in replacement of the Collateral issued to BCW.

                6.             Entire Agreement.

                                This Agreement, together with the Note, contains the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, relating to the subject matter of this Agreement.

                7.             Amendments.

                                No supplement or amendment of this Agreement will be binding unless executed in writing by both the parties.

                8.             Waivers.

                                Any term or provision of this Agreement may be waived at any time by the party entitled to its benefit by a written instrument executed by the party or by a duly authorized officer of the party.  No waiver of any of the provision of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

                9.             Successor and Assigns.

                                This Agreement will be binding on, and will inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

10.          Attorneys’ Fees.

                                If any legal action or other proceeding is brought in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which that party may be entitled.

                11.          Governing Law.

                                All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties under this Agreement, will be governed by the laws of the State of Utah.

                12.          Counterparts.

                                This Agreement may be executed in one or more counterparts, each of which will be deemed a valid, original agreement, but all of which together will constitute one and the same instrument.

                13.          Severability.

                                If any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

                14.          Notices.

                                Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery.  Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made.  Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by Federal Express to the party to whom addressed.  All such deliveries shall be made to the addresses set forth below, or such other addresses as the parties may have instructed the others in accordance with the provisions of this Section 14 hereof.

                IN WITNESS WHEREOF, the parties have executed this Agreement at Draper, Utah as of August 9, 2001.

THERMOFLOW:

THERMOFLOW CORPORATION

By:
Lester W.B. Moore,
Chief Executive Officer

BCW:

BART C. WARNER REVOCABLE TRUST

By:
, Trustee